UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-42584 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(866) 418-5144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 24, 2025, SmartStop Self Storage REIT, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal 1 – Election of Directors

The following five individuals were elected to the Board to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified:

Director	Votes For	Votes Withheld
H. Michael Schwartz	34,101,664	1,844,148
Paula Mathews	34,744,275	1,201,537
Timothy S. Morris	33,927,547	2,018,265
David J. Mueller	33,937,836	2,007,976
Harold “Skip” Perry	32,640,629	3,305,183

Proposal 2 – Ratification of the Appointment of BDO USA, P.C.

The appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified by the stockholders by the following vote:

Votes For	Votes Against	Votes Abstained
36,328,619	336,025	607,968

* The vote numbers in the tables above are rounded to the nearest share.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: June 24, 2025	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer